UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01     Entry into a Material Definitive Agreement.
On November 2, 2017, Markel Corporation (the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”), which amends the Company’s Credit Agreement, dated as of August 1, 2014 (as amended, the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Second Amendment increases the leverage ratio under Section 7.1 of the Credit Agreement from “0.375 to 1.00” to “0.39 to 1.00” for the period to and including March 31, 2018. The Company requested the change to provide additional flexibility through the 2018 first quarter for unanticipated future developments, including additional catastrophe events, or greater than anticipated effects from known events.
Under the Second Amendment, the leverage ratio returns to 0.375 to 1.00 beginning April 1, 2018.
The Second Amendment also includes customary provisions that acknowledge and address the powers of European Economic Area (“EEA”) member state bank regulators to write down (including to zero), convert to equity or otherwise modify unsecured liabilities of a failing EEA financial institution arising under the Credit Agreement or any related Credit Document (as defined in the Credit Agreement).
Except as described above, all other material terms of the Credit Agreement remain in effect. The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

November 7, 2017	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary